Exhibit 10(p)
FORM OF INDEMNIFICATION AGREEMENT
(Effective as of, and for use after, August 28, 2010)
     This Agreement made as of [DATE], between Harris Corporation, a Delaware corporation (the “Company”) and [NAME], a director, officer, employee or agent of the Company (the “Indemnitee”);
     WHEREAS, the Company and the Indemnitee are each aware of conditions in the insurance industry that have affected and may continue to affect the Company’s ability to obtain appropriate directors’ and officers’ liability insurance on an economically acceptable basis;
     WHEREAS, the Company and the Indemnitee are also aware of the exposure to litigation of officers, directors, employees and agents of corporations as such persons exercise their duties to the Company;
     WHEREAS, the Company desires to continue to benefit from the services of highly qualified and experienced persons such as the Indemnitee;
     WHEREAS, the Indemnitee desires to serve or to continue to serve the Company as a director, officer, employee or agent, including service at the request of the Company as a director, officer or trustee of another corporation, joint venture, trust or other enterprise, for so long as the Company continues to provide on an acceptable basis indemnification against certain liabilities and expenses which may be incurred by the Indemnitee.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:
1. Indemnification. The Company shall indemnify the Indemnitee with respect to his activities as a director, officer or employee of the Company or as a person who is serving or has served at the request of the Company (“Agent”) as a director, officer or trustee of another corporation, joint venture, trust or other enterprise against expenses (including attorneys’ fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by him (“Expenses”) in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), to which he was, is, or is threatened to be made a party by reason of facts which include his being or having been such a director, officer, employee, or agent, to the extent of the highest and most advantageous to the Indemnitee, as determined by the Indemnitee, of one or any combination of the following:
     (a) The benefits provided by the Company’s Certificate of Incorporation or By-Laws in effect on the date hereof, a copy of the relevant portions of which are attached hereto as Exhibit I;

     (b) The benefits provided by the Company’s Certificate of Incorporation or By-Laws or their equivalent in effect at the time Expenses are incurred by Indemnitee;
     (c) The benefits allowable under Delaware law in effect at the date hereof;
     (d) The benefits allowable under the law of the jurisdiction under which the Company exists at the time Expenses are incurred by the Indemnitee;
     (e) The benefits available under liability insurance obtained by the Company; and
     (f) Such other benefits as may be otherwise available to Indemnitee under then existing practices of the Company.
     Combination of two or more of the benefits provided by (a) through (f) shall be available only to the extent that the Applicable Document, as hereafter defined, does not require that the benefits provided therein must be exclusive of other benefits. The document or law providing for the benefits listed in items (a) through (f) above is called the “Applicable Document” in this Agreement. Company hereby undertakes to assist Indemnitee, in all proper and legal ways, to obtain the benefits selected by Indemnitee under items (a) through (f) above.
2. Insurance. The Company shall maintain directors’ and officers’ liability insurance for so long as Indemnitee’s services are covered hereunder, provided and to the extent that such insurance is available on a commercially reasonable basis. However, the Company agrees that the provisions hereof shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company; except that any payments made under an insurance policy shall reduce the obligations of the Company hereunder.
3. Payment Of Expenses. At Indemnitee’s request, the Company shall pay the Expenses as and when incurred by Indemnitee upon receipt of an undertaking in the form of Exhibit II attached hereto by or on behalf of Indemnitee to repay such amounts so paid on his behalf if it shall ultimately be determined under the Applicable Document that he is not entitled to be indemnified by the Company for such Expenses. That portion of Expenses which represents attorneys’ fees and other costs incurred in defending any Proceeding shall be paid by the Company within thirty (30) days of its receipt of such request, together with such reasonable documentation evidencing the amount and nature of such Expenses as the Company shall require, subject to its also receiving such undertaking.
4. Escrow. The Company shall dedicate up to an aggregate of $2 million as collateral security for the funding of its obligations hereunder and under similar agreements with other directors, officers, employees and agents by depositing assets or bank letters of credit in escrow in the dedicated amount (the “Escrow Reserve”); provided, however, that the terms of any such Escrow Reserve may provide that the cash, securities or letter of credit available therefore shall only be utilized for the indemnification or advancement of expenses provided for herein in the event that there shall have occurred within the preceding five years a Change in Control of the Company, as defined below. For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred if:

     (i) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by the Company or any Subsidiary, (b) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii));
     (ii) individuals who, on July 3, 2010, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to July 3, 2010, whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
     (iii) there is consummated a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any company which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, or any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions specified in (a), (b) and (c) shall be deemed to be a “Non-Control Transaction”);

     (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or
     (v) the Company consummates a direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries.
     Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
     For the purposes of this definition of “Change in Control” the term “Board” shall mean the Board of Directors of the Company and the term “Subsidiary” shall mean any entity of which the Company owns or controls, either directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors or of comparable equity participation and voting power.
5. Additional Rights. The indemnification provided in this Agreement shall not be deemed exclusive of any other indemnification or rights to which Indemnitee may be entitled and shall continue after Indemnitee has ceased to occupy a position as an officer, director, employee, or agent as described in Paragraph 1 above with respect to Proceedings relating to or arising out of Indemnitee’s acts or omissions during his service in such position.
6. Notice to Company. Indemnitee shall provide to the Company prompt written notice of any proceeding brought, threatened, asserted or commenced against Indemnitee with respect to which Indemnitee may assert a right to indemnification hereunder. Indemnitee shall not make any admission or effect any settlement without the Company’s written consent unless Indemnitee shall have determined to undertake his own defense in such matter and has waived the benefits of this Agreement. The Company shall not settle any Proceeding to which Indemnitee is a party in any manner which would impose any penalty on Indemnitee without his written consent. Neither Indemnitee nor the Company will unreasonably withhold consent to any proposed settlement. Indemnitee shall cooperate to the extent reasonably possible with the Company and/or its insurers, in attempts to defend and/or settle such Proceeding.
7. Assumption of Defense. Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume Indemnitee’s defense in any Proceeding, with counsel mutually satisfactory to Indemnitee and the Company. After notice from the Company to Indemnitee of the Company’s election so to assume such defense, the Company will not be liable to Indemnitee under this Agreement for Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at Indemnitee’s expense unless:
     (a) The employment of counsel by Indemnitee has been authorized by the Company;
     (b) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Indemnitee and the Company in the conduct of the defense of such Proceeding; or
     (c) The Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of Indemnitee in any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in clause (b) above.
8. Arbitration and Enforcement. In the event that any dispute or controversy shall arise between Indemnitee and the Company with respect to whether the Indemnitee is entitled to indemnification in connection with any Proceeding or with respect to the amount of Expenses incurred, such dispute or controversy shall be submitted by the parties to binding arbitration before a single arbitrator at Melbourne, Florida. If the parties cannot agree on a designated arbitrator 15 days after arbitration is requested in writing by either of them, the arbitration shall proceed before an arbitrator appointed by the American Arbitration Association and under the rules then in effect of that Association. The award shall be rendered in such form that judgment may be entered thereon in any court having jurisdiction thereof. The prevailing party shall be entitled to prompt reimbursement of any costs and expenses (including, without limitation, reasonable attorney’s fees) incurred in connection with such arbitration.
9. Exclusions. No indemnification, reimbursement or payment shall be required of the Company hereunder:
     (a) With respect to any claim as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to have acted with bad faith, willful misfeasance, or willful disregard of his duties, except to the extent that such court shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnify for such expenses as the court shall deem proper; or
     (b) With respect to any obligation of Indemnitee under Section 16(b) of the Exchange Act.
10. Extraordinary Transactions The Company covenants and agrees that, in the event of any merger, consolidation or reorganization in which the Company is not the surviving entity, any sale of all or substantially all of the assets of the Company or any liquidation of the Company (each such event is hereinafter referred to as an “extraordinary transaction”), the Company shall use its best efforts to:
     (a) Obtain insurance in Indemnitee’s favor from a reputable insurance carrier in reasonable amounts (if such insurance is available at commercially reasonable rates) for a period of not less than one (1) year from the date of such extraordinary transaction against any liability to which the indemnification provided in this Agreement relates;
     (b) Have the obligations of the Company under this Agreement expressly assumed by the survivor, purchaser or successor, as the case may be, in such extraordinary transaction; or
     (c) Otherwise adequately provide for the satisfaction of the Company’s obligations under this Agreement, in a manner acceptable to Indemnitee.
11. No Personal Liability. Indemnitee agrees that neither the Directors, nor any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company’s obligations under this Agreement, and Indemnitee shall look solely to the assets of the Company and the escrow referred to in Section 4 hereof for satisfaction of any claims hereunder.
12. Severability. If any provision, phrase, or other portion of this Agreement should be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, and such determination should become final, such provision, phrase or other portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portions of the Agreement enforceable, and the Agreement as thus amended shall be enforced to give effect to the intention of the parties insofar as that is possible.
13. Governing Law. The parties hereto agree that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.
14. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be considered to have been duly given if delivered by hand and receipted for by the party to whom the notice, request, demand or other communication shall have been directed, or mailed by registered mail with postage prepaid:

(a) If to the Company, to:	Harris Corporation 1025 West Nasa Boulevard Melbourne, Florida 32919 Attention: Secretary

(b) If to Indemnitee, to:	[NAME] [ADDRESS] [ADDRESS]
15. Termination. This Agreement may be terminated by either party upon not less than sixty (60) days prior written notice delivered to the other party, but such termination shall not in any way diminish the obligations of Company hereunder (including the obligation to maintain the escrow referred to in Section 4 hereof) with respect to Indemnitee’s activities prior to the effective date of termination.

     This Agreement is and shall be binding upon and shall inure to the benefits of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

INDEMNITEE	HARRIS CORPORATION

[NAME] [TITLE]	Howard L. Lance Chairman, President and Chief Executive Officer

Attest:
Scott T. Mikuen
Secretary

EXHIBIT I
ARTICLE VI.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Company shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, is or was a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of a Subsidiary of the Company, or serves or served at the request of the Company as a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of or in any other capacity for any other enterprise. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Company promptly upon demand by such person and, if any such demand is made in advance of the final disposition of any such action, suit or proceeding, promptly upon receipt by the Company of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The rights provided to any person by this by-law shall be enforceable against the Company by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer or in such other capacity as provided above. In addition, the rights provided to any person by this by-law shall survive the termination of such person as any such director, officer, trustee, member, stockholder, partner, incorporator or liquidator and, insofar as such person served at the request of the Company as a director, officer, trustee, member, stockholder, partner, incorporator or liquidator of or in any other capacity for any other enterprise, shall survive the termination of such request as to service prior to termination of such request. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.
     Notwithstanding anything contained in this Article VI, except for proceedings to enforce rights provided in this Article VI, the Company shall not be obligated under this Article VI to provide any indemnification or any payment or reimbursement of expenses to any director, officer or other person in connection with a proceeding (or part thereof) initiated by such person (which shall not include counterclaims or crossclaims initiated by others) unless the Board of Directors has authorized or consented to such proceeding (or part thereof) in a resolution adopted by the Board.
     For purposes of this by-law, the term “Subsidiary” shall mean any corporation, partnership, limited liability company or other entity in which the Company owns, directly or indirectly, a majority of the economic or voting ownership interest; the term “other enterprise” shall include any corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity and any employee benefit plan; the term “officer,” when used with respect to the Company, shall refer to any officer elected by or appointed pursuant to authority granted by the Board of Directors of the Company pursuant to Article V of these By-Laws, when used with respect to a Subsidiary or other enterprise that is a corporation, shall refer to any person elected or appointed pursuant to the by-laws of such Subsidiary or other enterprise or chosen in such manner as is prescribed by the by-laws of such Subsidiary or other enterprise or determined by the Board of Directors of such Subsidiary or other enterprise, and when used with respect to a Subsidiary or other enterprise that is not a corporation or is organized in a foreign jurisdiction, the term “officer” shall include in addition to any officer of such entity, any person serving in a similar capacity or as the manager of such entity; service “at the request of the Company” shall include service as a director or officer of the Company which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company.
     To the extent authorized from time to time by the Board of Directors, the Company may provide to (i) any one or more employees and other agents of the Company, (ii) any one or more officers, employees and other agents of any Subsidiary and (iii) any one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred in this Article VI on directors and officers of the Company or any Subsidiary or other enterprise. Any such rights shall have the same force and effect as they would have if they were conferred in this Article VI.
     Nothing in this Article VI shall limit the power of the Company or the Board of Directors to provide rights of indemnification and to make payment and reimbursement of expenses, including attorneys’ fees, to directors, officers, employees, agents and other persons otherwise than pursuant to this Article VI.

EXHIBIT II
FORM OF UNDERTAKING
     THIS UNDERTAKING has been entered into by _____________________________ (hereinafter “Indemnitee”) pursuant to an Indemnification Agreement dated _____________________________ (the “Indemnification Agreement”) between Harris Corporation (hereinafter “Company”), a Delaware corporation and Indemnitee.
WITNESSETH:
     WHEREAS, pursuant to the Indemnification Agreement, Company agreed to pay Expenses (within the meaning of the Indemnification Agreement) as and when incurred by Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, to which indemnitee was, is, or is threatened to be made a party by reason of facts which include Indemnitee’s being or having been a director, officer or employee of the Company or a person who is serving or has served at the request of the Company as a director, officer, or trustee of another corporation, joint venture, trust or other enterprise;
     WHEREAS, a claim has been asserted against the Indemnitee and the Indemnitee has notified the company thereof in accordance with the terms of Section 6 of the Indemnification Agreement (hereinafter the “Proceeding”);
     WHEREAS, Indemnitee believes that Indemnitee should prevail in this proceeding and it is in the interest of both the Indemnitee and company to defend against the claim against Indemnitee thereunder.
     NOW THEREFORE, Indemnitee hereby agrees that in consideration of Company’s advance payment of Indemnitee’s Expenses incurred prior to a final disposition of the proceeding, Indemnitee hereby undertakes to reimburse the Company for any and all legal fees, costs and expenses paid by Company on behalf of the Indemnitee prior to a final disposition of the Proceeding in the event that Indemnitee is determined under the Applicable Document (within the meaning of the Indemnification Agreement) not to be entitled to indemnification. Such payments or arrangements for payments shall be consummated within ninety (90) days after a determination that Indemnitee is not entitled to indemnification and reimbursement pursuant to the Indemnification Agreement and applicable law.
     IN WITNESS WHEREOF, the undersigned has set his/her hand this ____ day of                                                              ,                     .

Name:

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